Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Strong Results for Third Quarter 2016

St. Louis, Missouri -November 2, 2016 - Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal third quarter 2016 results for the period ended October 2, 2016.

Third Quarter 2016
On a GAAP basis, revenues for the quarter totaled $601.1 million, increasing $21.8 million, or 3.8%, compared to $579.3 million in the third quarter 2015. Gross profit margin in the third quarter was 40.9%, increasing 190 basis points from 39.0% in the year-ago period. Net income was $35.7 million, increasing from $14.6 million in the prior-year period. Net income as a percentage of revenues was 5.9% in the third quarter, increasing 340 basis points from 2.5% in the prior-year period. EPS totaled $0.68, compared to $0.35 in the third quarter 2015.

Adjusted revenues for the quarter totaled $602.5 million, increasing 2.1%, compared to $590.1 million in the third quarter 2015. Adjusted gross profit margin in the third quarter was 41.6%, increasing 80 basis points from the year-ago period. Adjusted EBITDA margin in the third quarter was 18.5%, increasing 200 basis points from 16.5% in the year-ago period. Adjusted EPS increased by 13.2% to $1.29 from $1.14 in the third quarter 2015. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President and CEO of Belden Inc., said, “We are pleased to deliver another quarter of organic revenue growth, margin expansion and double-digit earnings growth. Our team continues to execute well and our Lean enterprise system is clearly driving sustainable productivity improvements and strong free cash flow.”

Outlook
“Our balanced portfolio and proven business system allow us to perform well under a variety of market situations. When paired with our strong balance sheet and optimism around acquisition-related opportunities, we feel confident Belden is well-positioned for success,” said Mr. Stroup.

On a GAAP basis, the Company expects fourth quarter 2016 revenues to be $604 - $624 million and EPS to be $0.91 - $1.01. For the full year ending December 31, 2016, the Company now expects revenues to be $2.348 - $2.368 billion compared to the previously guided range of $2.348 - $2.378 billion. The expected range of EPS is now $2.94 - $3.04 compared to the previously guided range of $2.88 - $3.08.

The Company expects fourth quarter 2016 adjusted revenues to be $605 - $625 million and adjusted EPS to be $1.36 - $1.46. For the full year ending December 31, 2016, the Company now expects adjusted revenues to be $2.355 - $2.375 billion compared to the previously guided range of $2.355 - $2.385 billion. The expected range of adjusted EPS is now $5.20 - $5.30 compared to the previously guided range of $5.15 - $5.35.

Earnings Conference Call
Management will host a conference call today at 8:30 am EDT to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-287-5563; the dial-in number for participants outside the U.S. is 719-325-2432. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2016	September 27, 2015	October 2, 2016	September 27, 2015

	(In thousands, except per share data)
Revenues	$601,109	$579,266	$1,744,237	$1,711,978
Cost of sales	(355,147)	(353,135)	(1,025,027)	(1,043,922)
Gross profit	245,962	226,131	719,210	668,056
Selling, general and administrative expenses	(126,662)	(127,792)	(372,125)	(395,424)
Research and development	(33,512)	(38,168)	(106,297)	(110,999)
Amortization of intangibles	(23,808)	(25,669)	(75,603)	(78,090)
Operating income	61,980	34,502	165,185	83,543
Interest expense, net	(23,513)	(25,416)	(71,958)	(74,031)
Income from continuing operations before taxes	38,467	9,086	93,227	9,512
Income tax benefit (expense)	(2,902)	5,725	513	7,340
Income from continuing operations	35,565	14,811	93,740	16,852
Loss from discontinued operations, net of tax	—	(242)	—	(242)
Loss from disposal of discontinued operations, net of tax	—	—	—	(86)
Net income	35,565	14,569	93,740	16,524
Less: Net loss attributable to noncontrolling interest	(88)	—	(286)	—
Net income attributable to Belden	35,653	14,569	94,026	16,524
Less: Preferred stock dividends	6,695	—	6,695	—
Net income attributable to Belden common stockholders	$28,958	$14,569	$87,331	$16,524
Weighted average number of common shares and equivalents:
Basic	42,126	42,417	42,073	42,536
Diluted	42,601	42,908	42,532	43,117
Basic income (loss) per share attributable to Belden common stockholders:
Continuing operations	$0.69	$0.35	$2.08	$0.40
Discontinued operations	—	(0.01)	—	(0.01)
Disposal of discontinued operations	—	—	—	—
Net income	$0.69	$0.34	$2.08	$0.39
Diluted income (loss) per share attributable to Belden common stockholders:
Continuing operations	$0.68	$0.35	$2.05	$0.39
Discontinued operations	—	(0.01)	—	(0.01)
Disposal of discontinued operations	—	—	—	—
Net income	$0.68	$0.34	$2.05	$0.38
Common stock dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	Network Security Solutions	Total Segments

	(In thousands, except percentages)
For the three months ended October 2, 2016
Segment Revenues	$196,173	$156,658	$149,847	$60,168	$39,622	$602,468
Segment EBITDA	36,545	27,294	23,649	12,771	11,677	111,936
Segment EBITDA margin	18.6%	17.4%	15.8%	21.2%	29.5%	18.6%
Depreciation expense	4,063	3,210	2,738	565	1,027	11,603
Amortization of intangibles	10,955	431	604	1,501	10,317	23,808
Severance, restructuring, and acquisition integration costs	174	5,573	4,746	2,302	—	12,795
Deferred gross profit adjustments	283	—	—	—	1,076	1,359
For the three months ended September 27, 2015
Segment Revenues	$186,722	$155,148	$147,702	$59,184	$41,359	$590,115
Segment EBITDA	27,369	25,705	23,225	10,466	11,240	98,005
Segment EBITDA margin	14.7%	16.6%	15.7%	17.7%	27.2%	16.6%
Depreciation expense	4,027	3,156	2,810	570	1,255	11,818
Amortization of intangibles	12,354	429	799	1,480	10,607	25,669
Severance, restructuring, and acquisition integration costs	13,722	192	118	54	57	14,143
Deferred gross profit adjustments	419	—	—	—	10,909	11,328
For the nine months ended October 2, 2016
Segment Revenues	$560,966	$452,951	$438,746	$176,560	$120,426	$1,749,649
Segment EBITDA	89,317	80,605	73,700	34,056	32,659	310,337
Segment EBITDA margin	15.9%	17.8%	16.8%	19.3%	27.1%	17.7%
Depreciation expense	12,086	10,028	8,165	1,749	3,225	35,253
Amortization of intangibles	37,306	1,292	1,796	4,517	30,692	75,603
Severance, restructuring, and acquisition integration costs	5,871	7,280	7,982	5,910	29	27,072
Purchase accounting effects of acquisitions	195	—	—	—	—	195
Deferred gross profit adjustments	1,391	—	—	—	4,021	5,412
For the nine months ended September 27, 2015
Segment Revenues	$538,145	$458,756	$461,549	$181,527	$118,102	$1,758,079
Segment EBITDA	73,374	75,506	76,078	31,731	29,913	286,602
Segment EBITDA margin	13.6%	16.5%	16.5%	17.5%	25.3%	16.3%
Depreciation expense	12,140	9,550	8,530	1,713	3,118	35,051
Amortization of intangibles	37,375	1,290	2,429	4,369	32,627	78,090
Severance, restructuring, and acquisition integration costs	28,532	843	3,054	2	1,102	33,533
Purchase accounting effects of acquisitions	—	—	267	—	9,155	9,422
Deferred gross profit adjustments	2,789	—	—	—	43,637	46,426

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2016	September 27, 2015	October 2, 2016	September 27, 2015

	(In thousands)
Total Segment Revenues	$602,468	$590,115	$1,749,649	$1,758,079
Deferred revenue adjustments	(1,359)	(10,849)	(5,412)	(46,101)
Consolidated Revenues	$601,109	$579,266	$1,744,237	$1,711,978
Total Segment EBITDA	$111,936	$98,005	$310,337	$286,602
Income from equity method investment	586	348	1,077	1,459
Eliminations	(977)	(893)	(2,694)	(1,996)
Consolidated Adjusted EBITDA (1)	111,545	97,460	308,720	286,065
Amortization of intangibles	(23,808)	(25,669)	(75,603)	(78,090)
Deferred gross profit adjustments	(1,359)	(11,328)	(5,412)	(46,426)
Severance, restructuring, and acquisition integration costs	(12,795)	(14,143)	(27,072)	(33,533)
Depreciation expense	(11,603)	(11,818)	(35,253)	(35,051)
Purchase accounting effects related to acquisitions	—	—	(195)	(9,422)
Consolidated operating income	61,980	34,502	165,185	83,543
Interest expense, net	(23,513)	(25,416)	(71,958)	(74,031)
Consolidated income from continuing operations before taxes	$38,467	$9,086	$93,227	$9,512

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	October 2, 2016	December 31, 2015
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$748,305	$216,751
Receivables, net	400,528	387,386
Inventories, net	193,500	195,942
Other current assets	55,345	37,079
Total current assets	1,397,678	837,158
Property, plant and equipment, less accumulated depreciation	323,110	310,629
Goodwill	1,399,847	1,385,115
Intangible assets, less accumulated amortization	590,785	655,871
Deferred income taxes	30,596	34,295
Other long-lived assets	69,947	67,534
	$3,811,963	$3,290,602
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$220,827	$223,514
Accrued liabilities	294,209	323,249
Current maturities of long-term debt	2,500	2,500
Total current liabilities	517,536	549,263
Long-term debt	1,690,932	1,725,282
Postretirement benefits	106,779	105,230
Deferred income taxes	45,381	46,034
Other long-term liabilities	38,283	39,270
Stockholders’ equity:
Preferred stock	1	—
Common stock	503	503
Additional paid-in capital	1,114,348	605,660
Retained earnings	760,688	679,716
Accumulated other comprehensive loss	(62,876)	(58,987)
Treasury stock	(400,718)	(402,793)
Total Belden stockholders’ equity	1,411,946	824,099
Noncontrolling interest	1,106	1,424
Total stockholders’ equity	1,413,052	825,523
	$3,811,963	$3,290,602

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Nine Months Ended
	October 2, 2016	September 27, 2015

	(In thousands)
Cash flows from operating activities:
Net income	$93,740	$16,524
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	110,857	113,141
Share-based compensation	13,943	13,814
Tax benefit related to share-based compensation	(623)	(5,064)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(9,843)	(6,532)
Inventories	5,626	7,979
Accounts payable	(3,889)	(55,973)
Accrued liabilities	(43,594)	29,354
Accrued taxes	(16,752)	(23,884)
Other assets	2,798	1,935
Other liabilities	(5,457)	687
Net cash provided by operating activities	146,806	91,981
Cash flows from investing activities:
Capital expenditures	(36,057)	(39,106)
Cash used to acquire businesses, net of cash acquired	(17,848)	(695,345)
Proceeds from disposal of tangible assets	282	145
Proceeds from disposable of business	—	3,527
Other	(971)	—
Net cash used for investing activities	(54,594)	(730,779)
Cash flows from financing activities:
Proceeds from issuance of preferred stock, net	501,498	—
Tax benefit related to share-based compensation	623	5,064
Borrowings under credit arrangements	—	200,000
Payments under borrowing arrangements	(51,875)	(1,250)
Dividends paid on common stock	(6,307)	(6,386)
Withholding tax payments for share-based payment awards, net of proceeds from the exercise of stock options	(5,302)	(11,517)
Debt issuance costs paid	—	(643)
Payments under share repurchase program	—	(39,053)
Net cash provided by financing activities	438,637	146,215
Effect of foreign currency exchange rate changes on cash and cash equivalents	705	(6,682)
Increase (decrease) in cash and cash equivalents	531,554	(499,265)
Cash and cash equivalents, beginning of period	216,751	741,162
Cash and cash equivalents, end of period	$748,305	$241,897

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.

Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Nine Months Ended
	October 2, 2016	September 27, 2015	October 2, 2016	September 27, 2015

	(In thousands, except percentages and per share amounts)
GAAP revenues	$601,109	$579,266	$1,744,237	$1,711,978
Deferred revenue adjustments	1,359	10,849	5,412	46,101
Adjusted revenues	$602,468	$590,115	$1,749,649	$1,758,079

GAAP gross profit	$245,962	$226,131	$719,210	$668,056
Severance, restructuring, and integration costs	2,897	3,166	6,815	6,340
Deferred gross profit adjustments	1,359	11,328	5,412	46,426
Accelerated depreciation	206	75	618	175
Purchase accounting effects related to acquisitions	—	—	195	267
Adjusted gross profit	$250,424	$240,700	$732,250	$721,264

GAAP gross profit margin	40.9%	39.0%	41.2%	39.0%
Adjusted gross profit margin	41.6%	40.8%	41.9%	41.0%

GAAP net income attributable to Belden	$35,653	$14,569	$94,026	$16,524

Interest expense, net	23,513	25,416	71,958	74,031
Income tax expense (benefit)	2,902	(5,725)	(513)	(7,340)
Loss from discontinued operations	—	242	—	242
Loss from disposal of discontinued operations	—	—	—	86

Noncontrolling interest	(88)	—	(286)	—
Total non-operating adjustments	$26,327	$19,933	$71,159	$67,019

Amortization of intangible assets	23,808	25,669	75,603	78,090
Severance, restructuring, and integration costs	12,795	14,143	27,072	33,533
Deferred gross profit adjustments	1,359	11,328	5,412	46,426
Accelerated depreciation	222	125	634	307
Purchase accounting effects related to acquisitions	—	—	195	9,422
Total operating income adjustments	38,184	51,265	108,916	167,778

Depreciation expense	11,381	11,693	34,619	34,744

Adjusted EBITDA	$111,545	$97,460	$308,720	$286,065

GAAP net income margin	5.9%	2.5%	5.4%	1.0%
Adjusted EBITDA margin	18.5%	16.5%	17.6%	16.3%

GAAP income from continuing operations	$35,565	$14,811	$93,740	$16,852
Operating income adjustments from above	38,184	51,265	108,916	167,778
Tax effect of adjustments	(12,313)	(17,142)	(33,227)	(40,219)
Adjusted income from continuing operations	$61,436	$48,934	$169,429	$144,411

GAAP income from continuing operations	$35,565	$14,811	$93,740	$16,852
Less: Net loss attributable to noncontrolling interest	(88)	—	(286)	—
Less: Preferred stock dividends	6,695	—	6,695	—
GAAP income from continuing operations attributable to Belden common stockholders	$28,958	$14,811	$87,331	$16,852

Adjusted income from continuing operations	$61,436	$48,934	$169,429	$144,411
Less: Net loss attributable to noncontrolling interest	(88)	—	(286)	—
Less: Amortization expense attributable to noncontrolling interest, net of tax	16	—	48	—
Less: Preferred stock dividends	6,695	—	6,695	—
Adjusted income from continuing operations attributable to Belden common stockholders	$54,813	$48,934	$162,972	$144,411

GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$0.68	$0.35	$2.05	$0.39
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$1.29	$1.14	$3.83	$3.35

GAAP and Adjusted diluted weighted average shares	42,601	42,908	42,532	43,117

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Nine Months Ended
	October 2, 2016	September 27, 2015	October 2, 2016	September 27, 2015

	(In thousands)
GAAP net cash provided by operating activities	$86,352	$86,935	$146,806	$91,981
Capital expenditures, net of proceeds from the disposal of tangible assets	(10,692)	(11,817)	(35,775)	(38,961)
Non-GAAP free cash flow	$75,660	$75,118	$111,031	$53,020

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2016 REVENUES AND EARNINGS GUIDANCE

	Year Ended December 31, 2016	Three Months Ended December 31, 2016
Adjusted revenues	$2.355 - $2.375 billion	$605 - $625 million
Deferred revenue adjustments	($7 million)	($1 million)
GAAP revenues	$2.348 - $2.368 billion	$604 - $624 million

Adjusted income per diluted share attributable to Belden common stockholders	$5.20 - $5.30	$1.36 - $1.46
Amortization of intangible assets	$(1.56)	$(0.30)
Severance, restructuring, and acquisition integration costs	$(0.54)	$(0.08)
Deferred gross profit adjustments	$(0.11)	$(0.02)
Loss on debt extinguishment	($0.03)	($0.03)
Purchase accounting effects	($0.02)	($0.02)
GAAP income per diluted share attributable to Belden common stockholders	$2.94 - $3.04	$0.91 - $1.01

Our guidance for revenues and income per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Belden Reports Strong Results for Third Quarter 2016

Net Income and Earnings per Share (EPS)
All references to Net Income and EPS within this earnings release refer to net income attributable to Belden and income from continuing operations per diluted share attributable to Belden common stockholders, respectively.

Use of Non-GAAP Financial Information
Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.

Forward-Looking Statements
This release contains, and statements made by us concerning the release may contain, forward-looking statements, including our expectations for the fourth quarter, and full-year 2016. Forward-looking statements also include statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the impact of a challenging global economy or a downturn in served markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the competitiveness of the global broadcast, enterprise, and industrial markets; disruption of, or changes in, the Company’s key distribution channels; volatility in credit and foreign exchange markets; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; the inability of the Company to develop and introduce new products and competitive responses to our products; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the inability to retain senior management and key employees; disruptions in the Company’s information systems including due to cyber-attacks; variability in the Company’s quarterly and annual effective tax rates; perceived or actual product failures; political and economic uncertainties in the countries where the Company conducts business, including emerging markets; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; the impact of regulatory requirements and other legal compliance issues; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 25, 2016. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden
Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the Company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.
Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com

BDC-E